Exhibit 99.1

FOR IMMEDIATE RELEASE

NICOLET BANKSHARES, INC. ANNOUNCES THIRD QUARTER 2023 RESULTS

•Net income of $17 million or adjusted net income (non-GAAP) of $23 million for third quarter 2023, compared to net income of $23 million in prior quarter, and net income of $19 million or adjusted net income (non-GAAP) of $25 million for third quarter 2022
•Net income of $31 million and adjusted net income (non-GAAP) of $73 million for first nine months of 2023, compared to $67 million and adjusted net income (non-GAAP) of $71 million for first nine months of 2022, significantly impacted by first quarter balance sheet repositioning
•Change in Wisconsin tax law resulted in one-time $9.1 million charge to state income tax expense in current quarter with expected lower effective tax rate in future periods
•Quarterly net interest margin of 3.16%, an increase of 2 bps over second quarter
•Wealth assets under management increased 24% from year-end 2022

Green Bay, Wisconsin, October 24, 2023 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced third quarter 2023 net income of $17 million and earnings per diluted common share of $1.14, compared to net income of $23 million and earnings per diluted common share of $1.51 for second quarter 2023, and net income of $19 million and earnings per diluted common share of $1.29 for third quarter 2022. Net income for the nine months ended September 30, 2023 was $31 million and earnings per diluted common share of $2.05, compared to net income of $67 million and earnings per diluted common share of $4.72 for the nine months ended September 30, 2022.

On July 1, 2023, Wisconsin’s Governor signed the State Budget, retroactive to January 1, 2023, which included language that provides financial institutions with an exemption from state taxable income for interest, fees, and penalties earned on loans to existing Wisconsin-based business or agriculture purpose loans that are $5 million or less in balance on January 1, 2023, and to new loans that meet the criteria. The impact to Nicolet moving forward will be a reduction / elimination of State income taxes being expensed, resulting in an estimated effective tax rate of 19.5% (compared to a 25% effective tax rate previously). However, the elimination of State income tax expense will also cause a valuation allowance to be set up for the State-related deferred tax asset as of the effective date of the legislation, requiring a one-time $9.1 million charge to state income tax expense in the third quarter.

Net income reflected certain non-core items and the related tax effect of each, including the first quarter U.S. Treasury securities sale loss, change in Wisconsin tax law, expected loss (provision expense) on the Signature Bank sub debt investment (acquired in an acquisition), merger-related expenses, Day 2 credit provision expense required under the CECL model, as well as gains / (losses) on other assets and investments. These non-core items negatively impacted earnings per diluted common share $0.40 for third quarter 2023, $0.02 for second quarter 2023, and $0.45 for third quarter 2022. For the nine months ended September 30, 2023, these non-core items negatively impacted earnings per diluted common share $2.82, and negatively impacted earnings per diluted common share $0.33 for the comparable nine-month period of 2022.

“Our recent quarterly results continue to show Nicolet’s resilience in a challenging operating environment,” said Mike Daniels, President and CEO of Nicolet. “We have a saying at Nicolet - 'control what you can control.' This quarter, our core operations, which we can control, are solid and driven by top-line revenue growth, an increase in core deposits, and another positive movement in our net interest margin. Our customers continue to perform remarkably well despite the macroeconomic headwinds of a tight labor market and higher costs due to inflation. We are encouraged by the momentum we have heading into the final quarter of the year.”

Daniels continued, “The passage of the 2024 Wisconsin State Budget with the state tax exemption for community banks will have a meaningful impact on the earnings for Wisconsin banks this year and going forward. I want to thank our state lawmakers for recognizing the value and importance of Wisconsin community banks and for putting positive actions behind their words.”

Nicolet’s financial performance and certain balance sheet line items were impacted by the timing and size of Nicolet’s August 2022 acquisition of Charter Bankshares, Inc. (“Charter”). Certain income statement results, average balances, and related ratios for 2022 include contributions from Charter from the acquisition date. At acquisition, Charter added assets of $1.1 billion, loans of $827 million, and deposits of $869 million.

Balance Sheet Review
At September 30, 2023, period end assets were $8.4 billion, a decrease of $66 million (1%) from June 30, 2023, mostly maturities and paydowns of investment securities, partly offset by higher cash balances. Total loans increased slightly ($16 million) from June 30, 2023, with growth in residential real estate and agriculture loans, offset by slowing commercial loan demand. Total deposits of $7.2 billion at September 30, 2023, decreased $16 million from June 30, 2023, with lower customer transaction account balances and a reduction in noncore deposits, offset by growth in customer time deposits. Total borrowings declined $50 million due to the maturity of a short-term FHLB advance. Total capital was $974 million at September 30, 2023, a decrease of $3 million since June 30, 2023, with earnings more than offset by unfavorable market valuations on available for sale securities.

Asset Quality
Nonperforming assets were $32 million and represented 0.37% of total assets at September 30, 2023, compared to $27 million or 0.32% at June 30, 2023, and $40 million or 0.45% at September 30, 2022. The allowance for credit losses-loans was $63 million and represented 1.01% of total loans at September 30, 2023, compared to $63 million (or 1.01% of total loans) at June 30, 2023, and $60 million (or 1.01% of total loans) at September 30, 2022. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net income was $17 million and adjusted net income (non-GAAP) was $23 million for third quarter 2023, compared to net income of $23 million for second quarter 2023.

Net interest income was $61 million for third quarter 2023, up $2 million from second quarter 2023, the net effect of higher interest income and higher interest expense. The higher interest income was largely attributable to the repricing of new and renewed loans in a rising interest rate environment along with a shift of maturing investments (mostly U.S. Treasury securities) into investable cash balances at higher rates. The increase in interest expense was due to both higher average balances and higher average rates, reflecting the rising interest rate environment as well as a shift to higher rate deposit products (mostly time deposits). The net interest margin for third quarter 2023 was 3.16%, up 2 bps from 3.14% for second quarter 2023. The yield on interest-earning assets increased 25 bps (to 5.15%) due to the maturity of U.S. Treasury securities reinvested as investable cash, as well as the rising interest rate environment, while the cost of funds increased 29 bps (to 2.83%) for third quarter 2023, attributable mainly to the repricing of deposits and funding in the higher interest rate environment.

Noninterest income of $17 million for third quarter 2023 was minimally changed from second quarter 2023. Excluding net asset gains (losses), noninterest income for third quarter 2023 was $17 million, a $1 million decrease from second quarter 2023. The sequential quarter decrease included an unfavorable change in the fair value of nonqualified deferred compensation plan assets, partly offset by higher wealth revenue (from growth in accounts and assets under management, though tempered by unfavorable market-related changes) and net mortgage income.

Noninterest expense of $46 million for third quarter 2023, increased $1 million compared to second quarter 2023. Personnel expense was minimally changed with higher salaries, incentives, and health insurance substantially offset by a decrease in the fair value of nonqualified deferred compensation plan liabilities. Non-personnel expenses increased 4% between the sequential quarters, mostly higher data processing (volume-based system processing) and office expense.

Income tax expense was $15 million (effective tax rate 46.09%) for third quarter 2023, compared to $8 million (effective tax rate 25.85%) for second quarter 2023. The change in income tax expense included a $9.1 million charge to income tax expense to establish a tax valuation allowance, partly offset by a $3.0 million reduction to income tax expense to reverse amounts recorded in the first half of 2023, both related to the Wisconsin tax law change noted above.

Subsequent Event
On October 2, 2023, Nicolet sold its member interest in UFS, LLC for proceeds of $10 million and a pre-tax gain of approximately $9 million. This gain on sale will be realized during fourth quarter 2023.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this communication, which are not statements of historical fact, constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements generally can be identified by words or phrases such as, without limitation, “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, and in this press release include our statements about our expected future effective tax rate.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to future legislative changes to the taxes imposed upon Nicolet. Additional factors which could affect the forward looking statements can be found in Nicolet’s 2022 Annual Report on Form 10-K, as well subsequent filings with the SEC and are available on the SEC’s website at www.sec.gov.

Any forward-looking statements included in this press release are made as of the date hereof and are based on information available to management at that time. Except as required by law, Nicolet disclaims any obligation to update or revise any forward-looking statement contained in this press release to reflect new information or events or circumstances that occur after the date the forward-looking statements were made.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Assets
Cash and due from banks	$109,414	$122,021	$93,462	$121,211	$118,537
Interest-earning deposits	436,466	383,185	20,718	33,512	319,745
Cash and cash equivalents	545,880	505,206	114,180	154,723	438,282
Certificates of deposit in other banks	7,598	9,808	11,293	12,518	13,510
Securities available for sale, at fair value	793,826	921,108	1,023,176	917,618	949,597
Securities held to maturity, at amortized cost	—	—	—	679,128	686,424
Other investments	58,367	57,578	57,482	65,286	79,279
Loans held for sale	6,500	3,849	4,962	1,482	3,709
Loans	6,239,257	6,222,776	6,223,732	6,180,499	5,984,437
Allowance for credit losses - loans	(63,160)	(62,811)	(62,412)	(61,829)	(60,348)
Loans, net	6,176,097	6,159,965	6,161,320	6,118,670	5,924,089
Premises and equipment, net	117,744	117,278	112,569	108,956	106,648
Bank owned life insurance (“BOLI”)	168,223	167,192	166,107	165,137	165,166
Goodwill and other intangibles, net	396,208	398,194	400,277	402,438	407,117
Accrued interest receivable and other assets	145,719	142,450	140,988	138,013	122,095
Total assets	$8,416,162	$8,482,628	$8,192,354	$8,763,969	$8,895,916

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$2,020,074	$2,059,939	$2,094,623	$2,361,816	$2,477,507
Interest-bearing deposits	5,162,314	5,138,665	4,833,956	4,817,105	4,918,395
Total deposits	7,182,388	7,198,604	6,928,579	7,178,921	7,395,902
Short-term borrowings	—	50,000	50,000	317,000	280,000
Long-term borrowings	197,754	197,577	197,448	225,342	225,236
Accrued interest payable and other liabilities	61,559	58,809	54,535	70,177	56,315
Total liabilities	7,441,701	7,504,990	7,230,562	7,791,440	7,957,453
Stockholders' Equity:
Common stock	147	147	147	147	147
Additional paid-in capital	626,348	624,897	623,746	621,988	620,392
Retained earnings	431,317	417,863	398,966	407,864	380,263
Accumulated other comprehensive income (loss)	(83,351)	(65,269)	(61,067)	(57,470)	(62,339)
Total stockholders' equity	974,461	977,638	961,792	972,529	938,463
Total liabilities and stockholders' equity	$8,416,162	$8,482,628	$8,192,354	$8,763,969	$8,895,916

Common shares outstanding	14,757,565	14,717,938	14,698,265	14,690,614	14,673,197

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Loss) (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except per share data)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Interest income:
Loans, including loan fees	$87,657	$84,091	$79,142	$76,367	$63,060	$250,890	$167,313
Taxable investment securities	4,351	4,133	4,961	5,771	5,350	13,445	15,612
Tax-exempt investment securities	1,424	1,476	1,737	1,915	1,181	4,637	2,503
Other interest income	6,452	2,357	1,536	1,703	1,127	10,345	2,734
Total interest income	99,884	92,057	87,376	85,756	70,718	279,317	188,162
Interest expense:
Deposits	34,964	29,340	24,937	12,512	4,638	89,241	9,240
Short-term borrowings	474	1,108	3,212	2,624	594	4,794	622
Long-term borrowings	2,972	2,570	2,506	2,528	2,496	8,048	6,431
Total interest expense	38,410	33,018	30,655	17,664	7,728	102,083	16,293
Net interest income	61,474	59,039	56,721	68,092	62,990	177,234	171,869
Provision for credit losses	450	450	3,090	1,850	8,600	3,990	9,650
Net interest income after provision for credit losses	61,024	58,589	53,631	66,242	54,390	173,244	162,219
Noninterest income:
Wealth management fee income	6,057	5,870	5,512	5,170	5,009	17,439	15,700
Mortgage income, net	2,020	1,822	1,466	1,311	1,728	5,308	7,186
Service charges on deposit accounts	1,492	1,529	1,480	1,502	1,589	4,501	4,602
Card interchange income	3,321	3,331	3,033	3,100	3,012	9,685	8,543
BOLI income	1,090	1,073	1,200	1,151	966	3,363	2,667
Asset gains (losses), net	31	(318)	(38,468)	260	(46)	(38,755)	2,870
Deferred compensation plan asset market valuations	(457)	499	946	314	(571)	988	(2,354)
LSR income, net	1,108	1,135	1,155	(324)	(517)	3,398	(1,042)
Other noninterest income	1,879	1,900	1,832	2,362	1,830	5,611	4,902
Total noninterest income	16,541	16,841	(21,844)	14,846	13,000	11,538	43,074
Noninterest expense:
Personnel expense	23,944	23,900	24,328	23,705	24,136	72,172	65,008
Occupancy, equipment and office	9,027	8,845	8,783	8,246	7,641	26,655	21,476
Business development and marketing	1,869	1,946	2,121	2,303	2,281	5,936	6,169
Data processing	4,643	4,218	3,988	3,871	3,664	12,849	10,647
Intangibles amortization	1,986	2,083	2,161	2,217	1,628	6,230	4,399
FDIC assessments	1,500	1,009	540	480	480	3,049	1,440
Merger-related expense	—	26	163	492	519	189	1,172
Other noninterest expense	2,769	2,930	2,791	2,675	2,218	8,490	6,344
Total noninterest expense	45,738	44,957	44,875	43,989	42,567	135,570	116,655
Income (loss) before income tax expense	31,827	30,473	(13,088)	37,099	24,823	49,212	88,638
Income tax expense (benefit)	14,669	7,878	(4,190)	9,498	6,313	18,357	21,979
Net income (loss)	$17,158	$22,595	$(8,898)	$27,601	$18,510	$30,855	$66,659
Earnings (loss) per common share:
Basic	$1.16	$1.54	$(0.61)	$1.88	$1.33	$2.10	$4.88
Diluted	$1.14	$1.51	$(0.61)	$1.83	$1.29	$2.05	$4.72
Common shares outstanding:
Basic weighted average	14,740	14,711	14,694	14,685	13,890	14,716	13,648
Diluted weighted average	15,100	14,960	14,694	15,110	14,310	15,044	14,127

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except share & per share data)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Selected Average Balances:
Loans	$6,230,336	$6,237,757	$6,201,780	$6,087,146	$5,391,258	$6,223,396	$4,975,432
Investment securities	962,607	1,068,144	1,508,535	1,701,531	1,625,453	1,177,762	1,591,551
Interest-earning assets	7,676,895	7,497,935	7,830,590	7,963,485	7,161,120	7,667,911	6,818,966
Cash and cash equivalents	513,250	203,883	127,726	179,381	167,550	283,032	316,381
Goodwill and other intangibles, net	397,052	399,080	401,212	403,243	363,211	399,100	346,488
Total assets	8,417,456	8,228,600	8,570,623	8,688,741	7,856,131	8,404,999	7,550,894
Deposits	7,156,577	6,941,037	7,060,262	7,222,415	6,643,247	7,052,978	6,408,863
Interest-bearing liabilities	5,385,292	5,212,285	5,391,107	5,262,278	4,730,209	5,329,540	4,613,360
Stockholders’ equity (common)	983,133	967,142	970,108	954,970	890,205	973,509	863,272
Selected Ratios: (1)
Book value per common share	$66.03	$66.42	$65.44	$66.20	$63.96	$66.03	$63.96
Tangible book value per common share (2)	$39.18	$39.37	$38.20	$38.81	$36.21	$39.18	$36.21
Return on average assets	0.81%	1.10%	(0.42)%	1.26%	0.93%	0.49%	1.18%
Return on average common equity	6.92	9.37	(3.72)	11.47	8.25	4.24	10.32
Return on average tangible common equity (2)	11.62	15.95	(6.34)	19.85	13.93	7.18	17.25
Average equity to average assets	11.68	11.75	11.32	10.99	11.33	11.58	11.43
Stockholders’ equity to assets	11.58	11.53	11.74	11.10	10.55	11.58	10.55
Tangible common equity to tangible assets (2)	7.21	7.17	7.21	6.82	6.26	7.21	6.26
Net interest margin	3.16	3.14	2.91	3.39	3.48	3.07	3.36
Efficiency ratio	58.27	58.60	60.69	52.79	55.62	59.16	54.68
Effective tax rate	46.09	25.85	32.01	25.60	25.43	37.30	24.80
Selected Asset Quality Information:
Nonaccrual loans	$29,507	$25,278	$38,895	$38,080	$38,326	$29,507	$38,326
Other real estate owned - closed branches	884	958	1,347	1,347	1,506	884	1,506
Other real estate owned	1,147	520	628	628	628	1,147	628
Nonperforming assets	$31,538	$26,756	$40,870	$40,055	$40,460	$31,538	$40,460
Net loan charge-offs (recoveries)	$101	$51	$167	$597	$216	$319	$133
Allowance for credit losses-loans to loans	1.01%	1.01%	1.00%	1.00%	1.01%	1.01%	1.01%
Net loan charge-offs to average loans (1)	0.01	0.01	0.01	0.04	0.02	0.01	0.00
Nonperforming loans to total loans	0.47	0.41	0.62	0.62	0.64	0.47	0.64
Nonperforming assets to total assets	0.37	0.32	0.50	0.46	0.45	0.37	0.45
Stock Repurchase Information:
Common stock repurchased (dollars) (3)	$—	$1,519	$—	$786	$—	$1,519	$60,697
Common stock repurchased (full shares) (3)	—	26,853	—	10,000	—	26,853	661,662
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Period End Loan Composition
Commercial & industrial	$1,237,789	$1,318,567	$1,330,052	$1,304,819	$1,268,252
Owner-occupied commercial real estate (“CRE”)	971,397	969,202	969,064	954,599	954,933
Agricultural	1,108,261	1,068,999	1,065,909	1,088,607	1,017,498
Commercial	3,317,447	3,356,768	3,365,025	3,348,025	3,240,683
CRE investment	1,130,938	1,108,692	1,146,388	1,149,949	1,132,951
Construction & land development	326,747	337,389	333,370	318,600	306,446
Commercial real estate	1,457,685	1,446,081	1,479,758	1,468,549	1,439,397
Commercial-based loans	4,775,132	4,802,849	4,844,783	4,816,574	4,680,080
Residential construction	76,289	108,095	134,782	114,392	101,286
Residential first mortgage	1,136,748	1,072,609	1,014,166	1,016,935	970,384
Residential junior mortgage	195,432	184,873	177,026	177,332	176,428
Residential real estate	1,408,469	1,365,577	1,325,974	1,308,659	1,248,098
Retail & other	55,656	54,350	52,975	55,266	56,259
Retail-based loans	1,464,125	1,419,927	1,378,949	1,363,925	1,304,357
Total loans	$6,239,257	$6,222,776	$6,223,732	$6,180,499	$5,984,437

Period End Deposit Composition
Noninterest-bearing demand	$2,020,074	$2,059,939	$2,094,623	$2,361,816	$2,477,507
Interest-bearing demand	955,746	1,030,919	1,138,415	1,279,850	1,242,961
Money market	1,933,227	1,835,523	1,886,879	1,707,619	1,769,444
Savings	789,045	821,803	865,824	931,417	939,832
Time	1,484,296	1,450,420	942,838	898,219	966,158
Total deposits	$7,182,388	$7,198,604	$6,928,579	$7,178,921	$7,395,902
Brokered transaction accounts	$146,517	$173,107	$233,393	$252,829	$252,891
Brokered time deposits	457,433	566,405	289,181	339,066	386,101
Total brokered deposits	$603,950	$739,512	$522,574	$591,895	$638,992
Customer transaction accounts	$5,551,575	$5,575,077	$5,752,348	$6,027,873	$6,176,853
Customer time deposits	1,026,863	884,015	653,657	559,153	580,057
Total customer deposits (core)	$6,578,438	$6,459,092	$6,406,005	$6,587,026	$6,756,910

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,230,336	$87,701	5.54%	$6,237,757	$84,132	5.35%	$5,391,258	$63,095	4.60%
Investment securities (2)	962,607	6,235	2.59%	1,068,144	6,094	2.28%	1,625,453	6,989	1.72%
Other interest-earning assets	483,952	6,452	5.23%	192,034	2,357	4.87%	144,409	1,127	3.09%
Total interest-earning assets	7,676,895	$100,388	5.15%	7,497,935	$92,583	4.90%	7,161,120	$71,211	3.91%
Other assets, net	740,561			730,665			695,011
Total assets	$8,417,456			$8,228,600			$7,856,131
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,491,858	$27,628	2.44%	$4,278,502	$22,728	2.13%	$3,974,448	$3,353	0.33%
Brokered deposits	651,745	7,336	4.47%	640,643	6,612	4.14%	468,010	1,285	1.09%
Total interest-bearing deposits	5,143,603	34,964	2.70%	4,919,145	29,340	2.39%	4,442,458	4,638	0.41%
Wholesale funding	241,689	3,446	5.58%	293,140	3,678	4.96%	287,751	3,090	4.25%
Total interest-bearing liabilities	5,385,292	$38,410	2.83%	5,212,285	$33,018	2.54%	4,730,209	$7,728	0.65%
Noninterest-bearing demand deposits	2,012,974			2,021,892			2,200,789
Other liabilities	36,057			27,281			34,928
Stockholders' equity	983,133			967,142			890,205
Total liabilities and stockholders' equity	$8,417,456			$8,228,600			$7,856,131
Net interest income and rate spread		$61,978	2.32%		$59,565	2.36%		$63,483	3.26%
Net interest margin			3.16%			3.14%			3.48%
Loan purchase accounting accretion (3)		$1,637	0.10%		$1,636	0.10%		$1,075	0.05%

	For the Nine Months Ended
	September 30, 2023			September 30, 2022
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Total loans (1) (2)	$6,223,396	$251,019	5.33%	$4,975,432	$167,413	4.45%
Investment securities (2)	1,177,762	19,575	2.22%	1,591,551	19,273	1.62%
Other interest-earning assets	266,753	10,345	5.13%	251,983	2,734	1.44%
Total interest-earning assets	7,667,911	$280,939	4.85%	6,818,966	$189,420	3.67%
Other assets, net	737,088			731,928
Total assets	$8,404,999			$7,550,894
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,365,843	$69,943	2.14%	$3,923,687	$6,846	0.23%
Brokered deposits	619,870	19,298	4.16%	450,311	2,394	0.71%
Total interest-bearing deposits	4,985,713	89,241	2.39%	4,373,998	9,240	0.28%
Wholesale funding	343,827	12,842	4.93%	239,362	7,053	3.91%
Total interest-bearing liabilities	5,329,540	$102,083	2.56%	4,613,360	$16,293	0.47%
Noninterest-bearing demand deposits	2,067,265			2,034,865
Other liabilities	34,685			39,397
Stockholders' equity	973,509			863,272
Total liabilities and stockholders' equity	$8,404,999			$7,550,894
Net interest income and rate spread		$178,856	2.29%		$173,127	3.20%
Net interest margin			3.07%			3.36%
Loan purchase accounting accretion (3)		$4,908	0.10%		$2,636	0.06%
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion included in Total loans above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	At or for the Three Months Ended					At or for the Nine Months Ended
(In thousands, except per share data)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Adjusted net income (loss) reconciliation: (1)
Net income (loss) (GAAP)	$17,158	$22,595	$(8,898)	$27,601	$18,510	$30,855	$66,659
Adjustments:
Provision expense (2)	—	—	2,340	—	8,000	2,340	8,000
Assets (gains) losses, net	(31)	318	38,468	(260)	46	38,755	(2,870)
Merger-related expense	—	26	163	492	519	189	1,172
Adjustments subtotal	(31)	344	40,971	232	8,565	41,284	6,302
Tax on Adjustments (3)	(6)	86	10,243	58	2,141	8,050	1,576
Tax - Wisconsin Tax Law Change	6,151	—	—	—	—	9,118	—
Adjusted net income (Non-GAAP)	$23,284	$22,853	$21,830	$27,775	$24,934	$73,207	$71,386
Diluted earnings (loss) per common share:
Diluted earnings (loss) per common share (GAAP)	$1.14	$1.51	$(0.61)	$1.83	$1.29	$2.05	$4.72
Adjusted Diluted earnings per common share (Non-GAAP)	$1.54	$1.53	$1.45	$1.84	$1.74	$4.87	$5.05
Tangible assets: (4)
Total assets	$8,416,162	$8,482,628	$8,192,354	$8,763,969	$8,895,916
Goodwill and other intangibles, net	396,208	398,194	400,277	402,438	407,117
Tangible assets	$8,019,954	$8,084,434	$7,792,077	$8,361,531	$8,488,799
Tangible common equity: (4)
Stockholders’ equity (common)	$974,461	$977,638	$961,792	$972,529	$938,463
Goodwill and other intangibles, net	396,208	398,194	400,277	402,438	407,117
Tangible common equity	$578,253	$579,444	$561,515	$570,091	$531,346
Tangible average common equity: (4)
Average stockholders’ equity (common)	$983,133	$967,142	$970,108	$954,970	$890,205	$973,509	$863,272
Average goodwill and other intangibles, net	397,052	399,080	401,212	403,243	363,211	399,100	346,488
Average tangible common equity	$586,081	$568,062	$568,896	$551,727	$526,994	$574,409	$516,784
Note: Numbers may not sum due to rounding.
(1)The adjusted net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Provision expense for 2023 is attributable to the expected loss on our investment in Signature Bank sub debt, and the provision expense for 2022 is attributable to the Day 2 allowance from the acquisition of Charter Bankshares, Inc.
(3)The effective tax rate for periods prior to the July 1, 2023, effective date of the Wisconsin tax law change assumed an effective tax rate of 25%, and periods subsequent to the effective date assumed an effective tax rate of 19.5%.
(4)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.